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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Rohm and Haas Company for the registration of its common stock and to the incorporation by reference therein of our report dated May 8, 1998, with respect to the consolidated financial statements and schedule of LeaRonal, Inc. included in its Annual Report (Form 10-K) for the year ended February 28, 1998, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Melville, New York
May 20, 1999